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                                                                   EXHIBIT 23.12


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated December 2, 1997, on the financial statements of Davis Electrical Constructors, Inc. included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated May 7, 1999 and to all references to our Firm included in this Registration Statement.



Elliott, Davis & Company, L.L.P.
Greenville, South Carolina
November 15, 1999